Exhibit 1.1

EXECUTION VERSION

WHITEHORSE FINANCE, INC.
(a Delaware corporation)
Common Stock
(Par Value $0.001 Per Share)

EQUITY DISTRIBUTION AGREEMENT

March 15, 2021

RAYMOND JAMES & ASSOCIATES, INC.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

WhiteHorse Finance, Inc., a Delaware corporation (the “Company”), H.I.G. WhiteHorse Advisers, LLC, a Delaware limited liability company (“WhiteHorse Advisers” or the “Adviser”), and H.I.G. WhiteHorse Administration, LLC, a Delaware limited liability company (the “Administrator” and, together with the Company and the Adviser, the “WhiteHorse Entities”), confirm their respective agreements with Raymond James & Associates, Inc. (the “Sales Agent”) with respect to the sale by the Company of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), having an aggregate offering price of up to $35 million. The shares of Common Stock to be sold through the Sales Agent are herein called, collectively, the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-231247), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the 1933 Act Regulations (as defined below), which registration statement has been declared effective by the Commission.

Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), Rule 424 of the 1933 Act Regulations (“Rule 424”) and Rule 497 of the 1933 Act Regulations (“Rule 497”). The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is herein called the “Rule 430B Information.” Such registration statement, including the amendments thereto, the exhibits thereto, any schedules thereto and all documents incorporated by reference therein, at the time it became effective, and including the Rule 430B Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus in connection with the sale of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424, which will include the base prospectus, dated June 11, 2019 and any documents subsequently incorporated by reference therein, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company has entered into (i) an amended and restated investment advisory agreement, dated as of November 1, 2018 (the “Investment Advisory Agreement”), with WhiteHorse Advisers, which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), and (ii) an administration agreement, dated as of December 4, 2012 (the “Administration Agreement”), with the Administrator. This Agreement, the Investment Advisory Agreement and the Administration Agreement are hereinafter referred to, collectively, as the “Company Agreements.”

As used in this Agreement, “Applicable Time” means the time of each sale of the applicable Securities pursuant to this Agreement.

SECTION 1.      Representations and Warranties.

(a)               Representations and Warranties relating to the Company. The Company and the Adviser, jointly and severally, hereby represent and warrant to the Sales Agent as of the date hereof, the Applicable Time, each Representation Date and any Date of Delivery (as defined below), and agree with the Sales Agent, as follows:

(i)                 Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the WhiteHorse Entities, contemplated. The Company has complied with each request (if any) from the Commission for additional information. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, in each case including any documents incorporated by reference therein, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”). The Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, including any documents incorporated by reference therein, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Investment Company Act. The Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Except as the Company and the Sales Agent may agree, the Company has not prepared, used or referred to, and will not prepare, use or refer to, any free writing prospectus as defined in Rule 405 under the 1933 Act Regulations (“Rule 405”).

(ii)                 Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the date hereof, the Applicable Time or at any Date of Delivery, contained, contains or will contain (or incorporated, incorporates or will incorporate by reference) an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date hereof, the Applicable Time, or at any Date of Delivery, the Prospectus did not or will not include (or incorporate by reference) an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 497, at the date hereof, the Applicable Time or at any Date of Delivery, included, includes or will include (or incorporated, incorporates or will incorporate) an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Sales Agent expressly for use therein.

(iii)                Due Organization; Subsidiary. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. The only subsidiary, direct or indirect, of the Company that is a “Significant Subsidiary” as defined under Rule 1-02(w) of Regulation S-X is WhiteHorse Finance Credit I, LLC (the “Subsidiary”). The Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company and the Subsidiary are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiary taken as a whole, (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”) or (iii) materially impede the ability of the Company or the Subsidiary to perform their obligations under the Company Agreements to which they are party. The outstanding limited liability interests of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in the Subsidiary are outstanding.

(iv)                 Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Securities to be issued and sold by the Company hereunder have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money other than transactions in the ordinary course of business, that are not material to the Company and the Subsidiary taken as a whole or that are of a nature that is not required to be disclosed in the Registration Statement or the Prospectus; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(v)                 Free Writing Prospectuses. Except as the Company and the Sales Agent may agree, no Issuer Free Writing Prospectus has been or will be used in connection with the sale of the Securities contemplated by the Registration Statement and the Prospectus.

(vi)                Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the sale of the Securities other than the Registration Statement and the Prospectus and other materials, if any, permitted under the 1933 Act and consistent with Sections 3(a) and (c) hereof.

(vii)                Financial Statements. The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules incorporated by reference in the Registration Statement and the Prospectus, comply in all material respects with the 1933 Act and the 1933 Rules and Regulations, as applicable, and present fairly the financial position and the results of operations and cash flows of the Company and the consolidated subsidiaries, at the indicated dates and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company). Such financial statements and related schedules have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made (except, in each case, as may be permitted by the rules and regulations of the Commission). The summary and selected consolidated financial and statistical data included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Rules and Regulations) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required. No interactive data in eXtensible Business Reporting Language is required to be included in or incorporated by reference in the Registration Statement.

(viii)              Independent Accounting Firm. Crowe LLP, which has certified certain of the financial statements filed with the Commission as part of the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiary within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) as required by the 1933 Act.

(ix)                 Sarbanes-Oxley. There is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act, as amended and the rules and regulations promulgated by the Commission and the Nasdaq Global Select Market thereunder (collectively, the “Sarbanes-Oxley Act”). The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company. There are no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(x)                  Legal Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the WhiteHorse Entities, threatened against the Company or the Subsidiary, or to which any property of the Company or the Subsidiary is, or to the knowledge of the WhiteHorse Entities, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Company or the Subsidiary would, individually or in the aggregate, have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the 1933 Act or the Investment Company Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus. There are no statutes, regulations or contracts or other documents that are required under the 1933 Act or the Investment Company Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(xi)                 Title to Property. The Company and the Subsidiary have access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Company and the Subsidiary are not party to any leases and do not own any real property.

(xii)                Taxes. The Company and the Subsidiary have filed all U.S. federal, state, local and foreign tax returns that have been required to be filed, and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for such taxes, if any, as are being contested in good faith and as to which an adequate reserve or accrual has been established by the Company. All tax liabilities have been adequately provided for in the financial statements of the Company, and the WhiteHorse Entities do not know of any actual or proposed additional material tax assessments.

(xiii)               Certain Changes. Since the date of the most recent financial statements included in or incorporated by reference into the Registration Statement and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiary taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiary, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as each may be amended or supplemented, (iii) neither the Company nor the Subsidiary has sustained any loss or interference with its business that is material to the Company and the Subsidiary taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus, and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(xiv)              Description of Securities. The Common Stock conforms to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xv)               Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xvi)               No Conflicts. Neither the Company nor the Subsidiary is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture, mortgage, loan or credit agreement, note, lease or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound (collectively, “Agreements and Instruments”) or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The consummation of the transactions herein contemplated and the fulfillment of the terms thereof do not and will not conflict with or result in (i) a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments, (ii) a breach of the certificate of incorporation bylaws or other organizational documents of the Company or (iii) a breach of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)             Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xviii)            Authorization of Certain Agreements; Enforceability. Each of the Company Agreements (other than this Agreement) has been duly authorized, executed and delivered by the Company. Each of the Company Agreements (other than this Agreement) is a valid and binding agreement of the Company, and each of the Company Agreements (other than this Agreement) is enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws (collectively, the “Enforceability Exceptions”).

(xix)               Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of the Company Agreements and the consummation of the transactions herein and therein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission and the Financial Industry Regulatory Authority, Inc. (“FINRA”)).

(xx)                Governmental Licenses. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiary (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) that are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(xxi)               Intellectual Property. The Company and the Subsidiary own or possess or can acquire on reasonable terms the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future, except as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, neither the Company nor the Subsidiary, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiary have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor the Subsidiary has received any communication or notice which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect alleging that by conducting their business as set forth in the Registration Statement and the Prospectus, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The WhiteHorse Entities know of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiary have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees (if any) and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(xxii)              No Stabilization. Neither the Company nor, to the knowledge of the WhiteHorse Entities, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the sale of the Securities.

(xxiii)             Investment Company. Neither the Company nor the Subsidiary is or will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(xxiv)             Internal Controls. The Company and the Subsidiary maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement and the Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which adversely affect or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxv)              Disclosure Controls. The Company has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the 1934 Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the 1934 Act Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act and the 1934 Act Regulations with respect to such reports.

(xxvi)             Anti-Money Laundering Laws. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the money laundering statutes of all jurisdictions where the Company or the Subsidiary conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or the Subsidiary (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the WhiteHorse Entities, threatened.

(xxvii)            Sanctions. Neither the Company nor the Subsidiary nor, to the knowledge of the WhiteHorse Entities, any director, officer, agent, employee or Affiliate of the Company or the Subsidiary, or other person associated with or acting on behalf of the Company or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or any similar sanctions imposed by any governmental body to which the Company or the Subsidiary is subject (collectively, “Sanctions”), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including Crimea, Cuba, Iran, North Korea and Syria). The Company and the Subsidiary have not engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxviii)           FCPA. Neither the Company nor the Subsidiary nor, to the knowledge of the WhiteHorse Entities, any director, officer, agent, employee or Affiliate of the Company, or other person associated with or acting on behalf of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corruption Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”) or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and the Subsidiary and, to the knowledge of the WhiteHorse Entities, their affiliates, have conducted their businesses in compliance with the FCPA, the Bribery Act and the OECD Convention and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxix)              IT Systems. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiary as currently conducted. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiary are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Company and all Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xxx)               Insurance. The Company maintains or is entitled to the benefits of insurance covering such losses and risks to an extent which the Company reasonably believes is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at any Date of Delivery except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxi)              Employees. The Company and the Subsidiary have no employees.

(xxxii)             FINRA. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(xxxiii)            Listing. The Common Stock is listed on the Nasdaq Global Select Market.

(xxxiv)           Related Party Transactions. There are no business relationships, direct or indirect, or related-party transactions involving the Company or the Subsidiary or any other person required to be described in the Registration Statement and the Prospectus that have not been described in such as required.

(xxxv)            Distributions from Subsidiaries. Except as disclosed in the Registration Statement and the Prospectus, the Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xxxvi)           Brokerage Commissions. Neither the Company nor the Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiary or the Sales Agent for a brokerage commission, finder’s fee or like payment in connection with the sale of the Securities.

(xxxvii)          Portfolio Assets. (A) The Company, or as applicable, the Subsidiary, owns, and has good and marketable title to, all of its investments in portfolio companies (the “Portfolio Assets”), free and clear of all mortgages, pledges, liens, security interests, claims or encumbrances of any kind, except as described in the Registration Statement and the Prospectus, and (B) all of the applicable investment documents and agreements which constitute the Portfolio Assets (the “Investment Documents and Agreements”) are in full force and effect, and the WhiteHorse Entities have no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiary, as applicable, under the Investment Documents and Agreements, or affecting or questioning the rights of the Company, or the Subsidiary, as applicable, under any of the Investment Documents and Agreements. Except as disclosed in the Registration Statement and the Prospectus, each portfolio company is current with all of its obligations under the applicable Investment Documents and Agreements and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred or is continuing under such Investment Documents and Agreements. Other than the Portfolio Assets, the Company and the Subsidiary do not own any other investments.

(xxxviii)          Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxix)             Rule 38a-1 Compliance Policies. The Company has adopted and implemented written policies and procedures pursuant to Rule 38a-1 under the Investment Company Act reasonably designed to prevent violation of the federal securities laws by the Company, including policies and procedures that provide oversight of compliance of each investment.

(xl)             Election as a Business Development Company. The Company has elected to be treated by the Commission under the Investment Company Act as a “business development company” (the “BDC Election”). As of any Date of Delivery, the Company shall not have filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the Investment Company Act. The BDC Election is effective, and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or threatened by the Commission.

(xli)          Investment Advisory Agreement in Compliance with Laws. The terms of the Investment Advisory Agreement, including compensation terms, comply with all applicable provisions of the Investment Company Act and the Advisers Act, including without limitation, Section 15 of the Investment Company Act and Section 205 of the Advisers Act, each as applicable to business development companies.

(xlii)        All Necessary Approvals of Investment Advisory Agreement. The approval by the board of directors and the securityholders of the Company of the Investment Advisory Agreement has been made in accordance with the requirements of Section 15 of the Investment Company Act as applicable to business development companies.

(xliii)      Compliance of Agreements with Investment Company Act. This Agreement and each of the Company Agreements complies in all material respects with all applicable provisions of the 1933 Act, the 1933 Act Regulations, the Investment Company Act and the Advisers Act.

(xliv)      Interested Persons. Except as disclosed in the Registration Statement and the Prospectus, (A) no person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act and the Advisers Act and (B), to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the Investment Company Act) of the Company or an “affiliated person” (as defined in the Investment Company Act) of the Sales Agent.

(xlv)         Operations Comply with Investment Company Act. The operations of the Company and its subsidiaries are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies; provided that the Company does not represent or warrant as to the compliance of Section 6(a) hereof with Section 17(i) of the Investment Company Act.

(xlvi)      Conditions for Use of Form N-2. The Company has satisfied the conditions for the use of Form N-2, as set forth in the general instructions thereto, with respect to the Registration Statement.

(xlvii)    Regulated Investment Company Compliance. The Company operates and intends to continue to operate its business so as to qualify as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company also intends to direct the investment of the proceeds received by it from the sale of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(xlviii)  Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company and the Subsidiary do not have any material lending or other relationship with any bank or lending affiliate of the Sales Agent.

(xlix)      Commodity Pool. Either (a) the Company is not a “pool” under the Commodity Exchange Act (the “CEA”) and the regulations of the Commodity Futures Trading Commission (the “CFTC”) thereunder because it does not trade “commodity interests” or (b) the Company is a pool under the CEA and the CFTC regulations thereunder whose commodity pool operator is eligible for and has claimed no-action relief from registration with regard to its operation of the Company.

(b)               Representations and Warranties relating to WhiteHorse Advisers. The Adviser hereby represents and warrants to the Sales Agent as of the date hereof, the Applicable Time, each Representation Date and any Date of Delivery, and agree with the Sales Agent, as follows:

(i)                 Due Organization. The Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. The Adviser is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Adviser, (ii) prevent the consummation of the transactions contemplated hereby or materially impede the ability of the Adviser to perform its obligations under the Company Agreements to which it is a party (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as “Adviser Material Adverse Effect”), or (iii) have a Material Adverse Effect.

(ii)              Legal Proceedings. There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Adviser, threatened against the Adviser, or to which any property of the Adviser is, or to the knowledge of the Adviser, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Adviser would, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings with respect to the Adviser that are required under the 1933 Act or the Investment Company Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus.

(iii)            No Conflicts. The Adviser is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of formation, limited liability company agreement, or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Adviser of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Adviser, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. The execution and delivery of the Company Agreements to which the Adviser is a party and the consummation of the transactions therein contemplated and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Adviser is a party or by which the Adviser or any of its properties is bound, (y) the certificate of formation or other organizational documents, as applicable, of the Adviser or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Adviser of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Adviser, or any of its properties or assets, except in the cases of clauses (x) and (z) for any such breach, default or violation that would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or a Material Adverse Effect.

(iv)             Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Adviser.

(v)               Authorization of Certain Agreements; Enforceability. Each of the Company Agreements to which the Adviser is a party (other than this Agreement) has been duly authorized, executed and delivered by the Adviser. Each of the Company Agreements to which the Adviser is a party (other than this Agreement) is a valid and binding agreement of the Adviser, and each of the Company Agreements to which the Adviser is a party (other than this Agreement) is enforceable against the Adviser in accordance with its terms, subject to the Enforceability Exceptions.

(vi)             Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Adviser of the Company Agreements to which it is party and the consummation of the transactions therein contemplated has been obtained or made and is in full force and effect.

(vii)          Governmental Licenses. Except as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect, the Adviser (i) holds all Governmental Licenses which are necessary to the conduct of its business, (ii) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(viii)        Intellectual Property. The Adviser owns or possesses or can acquire on reasonable terms the right to use all Intellectual Property necessary to conduct its business as presently conducted, except as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. To the Adviser's knowledge, the Adviser has not, whether through its products and services or the conduct of its business, infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and the Adviser has not received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Adviser Material Adverse Effect or a Material Adverse Effect. The Adviser has not received any communication or notice which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Adviser Material Adverse Effect or a Material Adverse Effect, alleging that by conducting its business as set forth in the Registration Statement and the Prospectus, the Adviser would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Adviser knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Adviser that would, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. The Adviser has taken all reasonable steps necessary to secure its interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of its confidential information and trade secrets.

(ix)             Anti-Money Laundering Laws. The operations of the Adviser are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(x)               Sanctions. Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, Affiliate, or employee of the Adviser, or any other person associated with or acting on behalf of the Adviser is currently subject to any Sanctions, nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a Sanctioned Country (including Crimea, Cuba, Iran, North Korea and Syria); and the Adviser will not directly or indirectly use the proceeds of the offering (or cause such proceeds to be used) or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing (i) the activities of any person currently subject to any Sanctions or (ii) any activities of or business in any Sanctioned Country. The Adviser has not engaged in during the past five years, is not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xi)             FCPA. Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee or Affiliate of the Adviser, or other person associated with or acting on behalf of the Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, the Bribery Act or the OECD Convention or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Adviser and, to the knowledge of the Adviser, its affiliates, has conducted its business in compliance with the FCPA, the Bribery Act and the OECD Convention and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xii)          Insurance. The Adviser maintains or is entitled to the benefits of insurance covering such losses and risks to an extent which the Adviser reasonably believes is adequate in accordance with customary industry practice to protect the Adviser and its business; all such insurance is fully in force on the date hereof and will be fully in force at any Date of Delivery except as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect.

(xiii)        Brokerage Commissions. The Adviser is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Subsidiary or the Sales Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xiv)         Compliance Policies. The Adviser has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser.

(xv)           Description of the Adviser. The description of the Adviser in the Registration Statement and the Prospectus, including in its role as investment adviser to the Company, is accurate in all material respects.

(xvi)         Title to Property. The Adviser leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Adviser does not own any real property.

(xvii)      Registration. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement and the Prospectus. There does not exist any proceeding or, to the knowledge of the Adviser, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(xviii)    Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and under the Company Agreements to which the Adviser is a party.

(xix)         Commodity Pool. Either (a) the Company is not a “pool” under the CEA and the regulations of the CFTC thereunder because it does not trade “commodity interests” or (b) to the extent the Company is or becomes a pool under the CEA and the CFTC regulations thereunder, the Adviser will avail itself of no-action relief from commodity pool operator registration.

(xx)           IT Systems. The Adviser’s IT systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Adviser as currently conducted. The Adviser has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including Personal Data) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. The Adviser is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Adviser and all Personal Data and to the protection of such IT Systems used by the Adviser and all Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect.

(xxi)         Business Resiliency Plan. The Adviser has adopted and implemented commercially reasonable controls, policies and procedures with respect to its business resiliency (Business Continuity/Disaster Recovery), and such controls, policies and procedures are adequate for, and perform in all material respects in connection with, the operation of the Adviser’s business.

(c)               Representations and Warranties relating to the Administrator. The Administrator hereby represents and warrants to the Sales Agent as of the date hereof, the Applicable Time, each Representation Date and any Date of Delivery, and agree with the Sales Agent, as follows:

(i)                 Due Organization. The Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. The Administrator is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Administrator, (ii) prevent the consummation of the transactions contemplated hereby or materially impede the ability of the Administrator to perform its obligations under the Company Agreements to which it is party (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as an “Administrator Material Adverse Effect”), or (iii) have an Adviser Material Adverse Effect or a Material Adverse Effect.

(ii)              Legal Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the WhiteHorse Entities, threatened against the Administrator, or to which any property of the Administrator is, or to the knowledge of the WhiteHorse Entities, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Administrator would, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings with respect to the Administrator that are required under the 1933 Act, the 1933 Rules and Regulations or the Investment Company Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus.

(iii)            No Conflicts. The Administrator is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of formation, limited liability company agreement, or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Administrator of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Administrator, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. The execution and delivery of the Company Agreements to which the Administrator is a party and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Administrator is a party or by which the Administrator or any of its properties is bound, (y) the certificate of formation or other organizational documents, as applicable, of the Administrator or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Administrator of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Administrator, or any of its properties or assets, except in the cases of clauses (x) and (z) for any such breach, default or violation that would not, individually or in the aggregate, result in an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect.

(iv)             Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Administrator.

(v)               Authorization of Certain Agreements; Enforceability. Each of the Company Agreements to which the Administrator is a party (other than this Agreement) has been duly authorized, executed and delivered by the Administrator. Each of the Company Agreements to which the Administrator is a party (other than this Agreement) is a valid and binding agreement of the Administrator, and each of the Company Agreements to which the Administrator is a party (other than this Agreement) is enforceable against the Administrator in accordance with its terms, subject to the Enforceability Exceptions.

(vi)             Regulatory Approvals. Except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect, each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Administrator of the Administration Agreement and the consummation of the transactions therein contemplated has been obtained or made and is in full force and effect.

(vii)          Governmental Licenses. Except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect, the Administrator (i) holds all Governmental Licenses which are necessary to the conduct of its business, (ii) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(viii)        Intellectual Property. The Administrator owns or possesses or can acquire on reasonable terms the right to use all Intellectual Property necessary to conduct its business as presently conducted, except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. To the Administrator's knowledge, the Administrator has not, whether through its products and services or the conduct of its business, infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and the Administrator has not received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. The Administrator has not received any communication or notice which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect, alleging that by conducting its business as set forth in the Registration Statement and the Prospectus, the Administrator would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Adviser and the Administrator know of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Administrator that would, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. The Administrator has taken all reasonable steps necessary to secure its interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of its confidential information and trade secrets.

(ix)             Anti-Money Laundering Laws. The operations of the Administrator are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Administrator with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Administrator, threatened.

(x)               Sanctions. Neither the Administrator nor, to the knowledge of the Administrator, any director, officer, agent, Affiliate or employee of the Administrator, or any other person associated with or acting on behalf of the Administrator is currently subject to any Sanctions, nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a Sanctioned Country (including Crimea, Cuba, Iran, North Korea and Syria); and the Administrator will not directly or indirectly use the proceeds of the offering (or cause such proceeds to be used) or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing (i) the activities of any person or entity currently subject to any Sanctions or (ii) any activities of or business in any Sanctioned Country. The Administrator has not engaged in during the past five years, is not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xi)             FCPA. Neither the Administrator nor, to the knowledge of the Administrator, any director, officer, agent, employee or Affiliate of the Administrator, or other person associated with or acting on behalf of the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, the Bribery Act or the OECD Convention or any applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Administrator and, to the knowledge of the Administrator, its affiliates, has conducted its business in compliance with the FCPA, the Bribery Act and the OECD Convention and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xii)          Insurance. The Administrator maintains or is entitled to the benefits of insurance covering such losses and risks to an extent which the Administrator reasonably believes is adequate in accordance with customary industry practice to protect the Administrator and its business; all such insurance is fully in force on the date hereof and will be fully in force at any Date of Delivery except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect.

(xiii)        Brokerage Commissions. The Administrator is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Subsidiary or the Sales Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xiv)         Description of the Administrator. The description of the Administrator in the Registration Statement and the Prospectus, including in its role as administrator to the Company, is accurate in all material respects.

(xv)           Title to Property. The Administrator leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Administrator does not own any real property.

(xvi)         Financial Resources. The Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and under the Company Agreements to which the Administrator is a party.

(xvii)      IT Systems. The Administrator’s IT systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Administrator as currently conducted. The Administrator has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including Personal Data) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Administrator Material Adverse Effect or a Material Adverse Effect. The Administrator is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Administrator and all Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Administrator Material Adverse Effect or a Material Adverse Effect.

(xviii)    Business Resiliency Plan. The Administrator has adopted and implemented commercially reasonable controls, policies and procedures with respect to its business resiliency, and such controls, policies and procedures are adequate for, and perform in all material respects in connection with, the operation of the Administrator’s business.

(d)               Officer’s Certificates. Any certificate signed by any officer of any WhiteHorse Entity and delivered to the Sales Agent or to counsel for the Sales Agent in connection with the offering and sale of the Securities shall be deemed a representation and warranty by such WhiteHorse Entity to the Sales Agent as to the matters covered thereby.

SECTION 2.      Sale and Delivery of Securities.

(a)               On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell Securities from time to time through the Sales Agent, and the Sales Agent agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Securities on the following terms.

(i)                 Each time that the Company wishes to sell Securities on any day that is a trading day for the Nasdaq Global Select Market (a “Trading Day”) (other than a Trading Day on which the Nasdaq Global Select Market is scheduled to close prior to its regular weekday closing time) pursuant to this Agreement (each, a “Placement”), the Company will instruct the Sales Agent by telephone of the parameters in accordance with which it desires Securities to be sold, which shall at a minimum include the number of Securities to be offered, the time period during which sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of Securities that may be sold in any one day (a “Placement Notice”). The Sales Agent will, prior to 4:30 p.m. (New York City time) or, if later, within three hours after receipt of the Placement Notice, on the same business day (as defined below) on which such Placement Notice is delivered to the Sales Agent, issue to the Company a notice by email addressed to all of the authorized representatives of the Company on Schedule A hereto (the “Authorized Representatives”) confirming all of the parameters of the Placement. The Placement Notice shall be effective upon receipt by any of the Authorized Representatives of the email notice from the Sales Agent, unless and until (i) the entire amount of the Securities covered by the Placement Notice have been sold, (ii) in accordance with Section 2(a)(ii) hereof, the Company or the Sales Agent suspends or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) this Agreement has been terminated under the provisions of Section 9. Subject to the terms and conditions hereof, the Sales Agent shall use its commercially reasonable efforts to offer and sell all of the Securities designated in the Placement Notice; provided, however, that the Sales Agent shall have no obligation to offer or sell any Securities, and the Company acknowledges and agrees that the Sales Agent shall have no such obligation in the event an offer or sale of the Securities on behalf of the Company may in the judgment of the Sales Agent constitute the sale of a “block” under Rule 10b-18(a)(5) under the 1934 Act, or a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act or the Sales Agent reasonably believes it may be deemed an “underwriter” under the 1933 Act in a transaction that is other than (A) by means of ordinary brokers’ transactions between members of the Nasdaq Global Select Market that qualify for delivery of a Prospectus to the Nasdaq Global Select Market in accordance with Rule 153 under the 1933 Act or (B) directly on or through an electronic communication network, a “dark pool” or any similar market venue (the transactions described in (A) and (B) are hereinafter referred to as “At the Market Offerings”).

(ii)              Notwithstanding the foregoing, the Company or the Sales Agent may, upon notice to the other party by telephone (confirmed promptly by electronic mail from such party), suspend the offering of the Securities pursuant to this Agreement or suspend or terminate a previously issued Placement Notice; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Securities sold hereunder prior to the giving of such notice.

(iii)            The Sales Agent hereby covenants and agrees not to make any sales of the Securities on behalf of the Company, pursuant to this Section 2(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Securities on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Sales Agent.

(iv)             The gross sales price of any Securities sold pursuant to this Agreement by the Sales Agent, as an agent of the Company, shall be the market price prevailing at the time of sale for Securities sold by the Sales Agent on the Nasdaq Global Select Market or otherwise, at prices related to prevailing market prices or, subject to specific instructions of the Company, at negotiated prices. The compensation to the Sales Agent, as an agent of the Company, for sales of the Securities shall be at a mutually agreed rate up to 2.0% of the gross sales price of the Securities sold pursuant to this Section 2(a). The foregoing rate of compensation shall not apply when the Sales Agent acts as principal, in which case the Company may sell Securities to the Sales Agent as principal at a price agreed upon at the relevant applicable time pursuant to a separate agreement (each, a “Terms Agreement”) relating to such sale. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company for such Securities (the “Net Proceeds”). The Sales Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made.

(v)               The Sales Agent shall provide written confirmation to the Company as soon as practicable following the close of trading on the Nasdaq Global Select Market each day on which the Securities are sold under this Section 2(a) setting forth the aggregate amount of the Securities sold on such day, the aggregate Net Proceeds to the Company, and the aggregate compensation payable by the Company to the Sales Agent with respect to such sales.

(vi)             Settlement for sales of the Securities pursuant to this Section 2(a) will occur on the second Trading Day following the date on which such sales are made, unless another date shall be agreed upon by the Company and the Sales Agent (provided that, if such Trading Day is not a business day, then settlement will occur on the next succeeding Trading Day that is also a business day) (each such date, a “Settlement Date”). As used herein, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Securities sold through the Sales Agent for settlement on such date shall be delivered by the Company (through its transfer agent) to the Sales Agent against payment of the Net Proceeds for the sale of such Securities. Settlement for all such Securities shall be effected by electronically transferring the Securities by the Company to the Sales Agent’s account, or to the account of the Sales Agent’s designee, at DTC through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the Company and the Sales Agent, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company. If the Company (or its transfer agent) shall default on its obligation to deliver the Securities on any Settlement Date, the Company shall (A) indemnify and hold the Sales Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Sales Agent any commission to which it would otherwise be entitled absent such default. The Authorized Representatives, or any designees thereof as notified to the Sales Agent in writing, shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Securities through DWAC for purposes of this Section 2(a)(vi).

(vii)          Any obligation of the Sales Agent to use its commercially reasonable efforts to sell the Securities on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the WhiteHorse Entities, to the performance by the WhiteHorse Entities of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 3 of this Agreement.

(b)               If the Company wishes to sell the Securities other than as set forth in Section 2(a) of this Agreement, it may elect, in its sole discretion, to notify the Sales Agent of the proposed terms of such sale. If the Sales Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control. For avoidance of doubt, nothing contained in this Agreement shall be construed to require the Company to engage the Sales Agent in connection with the offer and sale of any of its securities, including shares of the Common Stock, whether in connection with an underwritten offering or otherwise.

(c)               In the event the Company engages the Sales Agent for a sale of Securities that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the 1934 Act, or a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and the Sales Agent will agree to compensation that is customary for the Sales Agent with respect to such transactions.

(d)               Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate gross sales proceeds or the aggregate number of the Securities sold pursuant to this Agreement would exceed the amount available for offer and sale under the currently effective Registration Statement.

(e)               If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Securities, it shall promptly notify the other parties and sales of the Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. Upon the reasonable request of the Company in writing to the Sales Agent (which such request may be by electronic mail), the Sales Agent shall promptly calculate and provide in writing to the Company a report setting forth, for the prior week, the average daily trading volume (as defined in Rule 100 of Regulation M under the 1934 Act) of the Common Stock.

(f)                Each sale of the Securities to or through the Sales Agent shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The commitment of the Sales Agent to purchase the Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the parties herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Securities to be purchased by the Sales Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with the Sales Agent in the reoffering of the Securities, any provisions relating to the granting of an option to purchase additional Securities for the purpose of covering over-allotments, and the time and date (each such time and date being referred to herein as a “Date of Delivery”) and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof and any other information or documents required by the Sales Agent.

(g)               Subject to such further limitations on offers and sales of Securities or delivery of instructions to offer and sell Securities as are set forth herein and as may be mutually agreed upon by the Company and the Sales Agent offers and sales of Securities pursuant to this Agreement shall not be requested by the Company and need not be made by the Sales Agent at any time when or during any period in which the Company is in possession of material non-public information.

(h)               The Company acknowledges and agrees that (A) there can be no assurance that the Sales Agent will be successful in selling the Securities, (B) the Sales Agent will not incur liability or obligation to the Company or any other person or entity if such Sales Agent does not sell Securities for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Securities in accordance with the terms of this Agreement and (C) the Sales Agent shall not be under any obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by the Sales Agent and the Company. For purposes of clarification, the Sales Agent shall only be deemed to be acting as a sales agent under this Agreement during the period beginning with the delivery of a Placement Notice from the Company to the Sales Agent and ending upon the suspension or termination of such Placement Notice.

(i)                 The Company agrees that, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of Securities or sales of Common Stock pursuant to any At the Market Offering (as defined herein and within the meaning of Rule 415(a)(4) under the 1933 Act) shall only be effected by or through the Sales Agent. Notwithstanding the foregoing or anything to the contrary in this Agreement, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of Securities or sales of Common Stock that do not constitute an At the Market Offering (as defined herein and within the meaning of Rule 415(a)(4) under the 1933 Act), including any underwritten offering or private placement transaction exempt from the requirements of the 1933 Act, may be effected by the Company by or through any person or entity in the Company’s sole discretion.

SECTION 3.      Covenants of the Company. The Company covenants with the Sales Agent as follows:

(a)               Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(c), will comply with the requirements of Rule 415 and Rule 430B, and will notify the Sales Agent immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under the 1933 Act, including Rule 424 and/or Rule 497, in the manner and within the time period required thereby, and will take such steps as it deems necessary to ascertain promptly whether the filing was received for filing by the Commission and, in the event that it was not, it will promptly make such filing. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)               Filing of Amendments. The Company will give the Sales Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or to the Prospectus and will furnish the Sales Agent with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Sales Agent or counsel for the Sales Agent shall object. The Company shall give the Sales Agent notice of its intention to make any filings pursuant to the 1934 Act or the 1934 Rules and Regulations within 48 hours prior to the Applicable Time and will furnish the Sales Agent with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Sales Agent or counsel for the Sales Agent shall reasonably object.

(c)               Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Registration Statement and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary (or, if the Sales Agent or counsel for the Sales Agent shall notify the Company that, in their judgment, it is necessary) to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) amend or supplement the Prospectus in order that it will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Sales Agent of such event or condition and of its intention to file such amendment or supplement (or, if the Sales Agent or counsel for the Sales Agent shall have notified the Company as aforesaid, the Company will promptly notify the Sales Agent of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Sales Agent such number of copies of such amendment or supplement as the Sales Agent may reasonably request. The Company will give the Sales Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to the Prospectus and will furnish the Sales Agent with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Sales Agent or counsel for the Sales Agent shall object. The Company has given the Sales Agent notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Sales Agent notice of its intention to make any such filing and will furnish the Sales Agent with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Sales Agent or counsel for the Sales Agent shall reasonably object.

(d)               Delivery of Registration Statements. Upon request, the Company will deliver to the Sales Agent and counsel for the Sales Agent, without charge, signed copies of the Registration Statement, as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Sales Agent, without charge, a conformed copy of the Registration Statement, as originally filed and each amendment thereto (without exhibits) for the Sales Agent. The copies of the Registration Statement and each amendment thereto furnished to the Sales Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)               Delivery of Prospectuses. The Company will furnish to the Sales Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as the Sales Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Sales Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                Blue Sky Qualifications. The Company will use its commercially reasonable best efforts, in cooperation with the Sales Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agent may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)               Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Sales Agent the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)               Listing. The Company will use its commercially reasonable best efforts to maintain the listing of the Common Stock (including the Securities) on the Nasdaq Global Select Market.

(i)                 DTC Clearance. The Company will use its commercially reasonable best efforts to cause the Securities to continue to be eligible for clearance through DTC.

(j)                 Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)               Maintain Status as a Business Development Company. The Company will use its commercially reasonable best efforts to maintain its status as a “business development company” under the Investment Company Act; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

(l)                 Qualification as a Regulated Investment Company. The Company will use its commercially reasonable best efforts to qualify for and elect to be treated as a “regulated investment company” under Subchapter M of the Code for its taxable year ending December 31, 2021, and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the Investment Company Act; provided however, that at the discretion of the Company’s board of directors, it may elect not to be so treated.

(m)             Quarterly Matters. Upon the commencement of the offering of Securities under this Agreement and each of (i) the date on which the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K, (ii) the date on which Securities are delivered to the Sales Agent pursuant to a Terms Agreement, or (iii) such date as the Sales Agent may reasonably request (the date of commencement of the offering of the Securities under this Agreement, the date of commencement of the offering of the Securities under this Agreement following the termination of a Suspension Period and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), the Company shall conduct a due diligence session, in form and substance reasonably satisfactory to the Sales Agent, which shall include representatives of the management and the independent registered public accountants of the Company; provided that the obligation under this subsection shall be deferred when no Placement Notice is pending or for any shall be deferred when no Placement Notice is pending or for any period that the Company has suspended the offering of Securities pursuant to Section 2(a)(ii) hereof (each, a “Suspension Period”) and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Sales Agent. The Company shall cooperate with any reasonable due diligence review conducted by the Sales Agent (or its counsel or other representatives) from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement.

(n)               No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(o)               Use of Proceeds. The Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

SECTION 4.      Payment of Expenses. The Company shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated (provided that the Company shall not be required to pay or cause to be paid any such expenses incurred following the termination of this Agreement), including (i) the preparation and filing of the Registration Statement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Sales Agent (including costs of mailing and shipment), (ii) the printing and delivery to the Sales Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the delivery of Securities to the Sales Agent, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Sales Agent, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of this Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Sales Agent in connection therewith and in connection with the preparation of blue sky surveys and any supplement thereto, (vi) the printing and delivery to the Sales Agent of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation and delivery to the Sales Agent of copies of the blue sky survey, if any, and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the reasonable legal fees and expenses of counsel to the Sales Agent in connection with their performance under this Agreement, in an aggregate amount of $40,000 in connection with the entry into this Agreement and up to $7,500 per fiscal quarter during the term of this Agreement, which amount shall include legal fees and expenses relating to the review by FINRA of the terms of the sale of the Securities and (x) the filing fees incident to the review by FINRA of the terms of the sale of the Securities. Except as set forth herein, the Sales Agent will pay all of its other out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel and similar expenses, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated.

SECTION 5.      Conditions of Sales Agent’s Obligations. The obligations of the Sales Agent hereunder are subject to the accuracy of the representations and warranties of the WhiteHorse Entities contained herein or in certificates of any officer of the WhiteHorse Entities delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)               Effectiveness of Registration Statement; Rule 430B Information; BDC Election. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424 and/or Rule 497 or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B. The BDC Election is effective and no order suspending the effectiveness of the BDC Election shall have been issued or proceedings therefor initiated or threatened by the Commission.

(b)               Opinion of Counsel for the Company. Within five business days after each Representation Date, the Sales Agent shall have received the favorable opinion and negative assurance statement, dated the Representation Date, of Dechert LLP, counsel for the Company, in form and substance satisfactory to counsel for the Sales Agent; provided that the obligation under this subsection shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Sales Agent.

(c)               Opinion of Counsel for WhiteHorse Advisers and the Administrator. Within five business days after each Representation Date, the Sales Agent shall have received the favorable opinion, dated the Representation Date, of Dechert LLP, counsel for WhiteHorse Advisers and the Administrator, in form and substance satisfactory to counsel for the Sales Agent; provided that the obligation under this subsection shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Sales Agent.

(d)               Opinion of Counsel for the Sales Agent. Within five business days after each Representation Date, the Sales Agent shall have received the favorable opinion, dated the Representation Date, of Proskauer Rose LLP, counsel for the Sales Agent, in form and substance satisfactory to the Sales Agent; provided that the obligation under this subsection shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Sales Agent.

(e)               Officers’ Certificate of the Company. Within five business days after each Representation Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and the Sales Agent shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Representation Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Representation Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Representation Date, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to their knowledge, contemplated; provided that the obligation under this subsection shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Sales Agent.

(f)                Officer’s Certificate of WhiteHorse Advisers. Within five business days after each Representation Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of WhiteHorse Advisers, whether or not arising in the ordinary course of business, and the Sales Agent shall have received a certificate of the Chief Executive Officer or the President of WhiteHorse Advisers, dated the Representation Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of WhiteHorse Advisers in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Representation Date and (iii) WhiteHorse Advisers has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Representation Date; provided that the obligation under this subsection shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Sales Agent.

(g)               Officer’s Certificate of the Administrator. Within five business days after each Representation Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Administrator, whether or not arising in the ordinary course of business, and the Sales Agent shall have received a certificate of the Chief Executive Officer or the President of the Administrator, dated the Representation Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Administrator in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Representation Date and (iii) the Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Representation Date; provided that the obligation under this subsection shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Sales Agent.

(h)               Accountant’s Comfort Letter. Within five business days after each Representation Date, the Sales Agent shall have received from Crowe LLP a letter, dated such date, in form and substance satisfactory to the Sales Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the obligation under this subsection shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Sales Agent.

(i)                 No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(j)                 Additional Documents. Within five business days after each Representation Date, counsel for the Sales Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Sales Agent and counsel for the Sales Agent.

SECTION 6.      Indemnification.

(a)               Indemnification of Sales Agent by the WhiteHorse Entities. The WhiteHorse Entities, jointly and severally, agree to indemnify and hold harmless the Sales Agent, its directors, its officers, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in or incorporated by reference into the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Sales Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information provided by the Sales Agent provided expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(b)               Indemnification of Company, Directors and Officers, WhiteHorse Advisers and the Administrator. The Sales Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, WhiteHorse Advisers and the Administrator against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information provided by the Sales Agent provided expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(c)               Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of the provisions of Sections 6(a), (b) or (c) hereof. In the case of parties indemnified pursuant to Section 6(a) and (b) above, counsel to the indemnified parties shall be selected by the Sales Agent, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)               Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)               The provisions of this Section 6 and Section 7 hereof shall not affect any agreements among the Company, WhiteHorse Advisers and the Administrator with respect to indemnification of each other or contribution among themselves.

SECTION 7.      Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the WhiteHorse Entities, on the one hand, and the Sales Agent, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the WhiteHorse Entities, on the one hand, and of the Sales Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the WhiteHorse Entities, on the one hand, and the Sales Agent, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Sales Agent, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate Net Proceeds.

The relative fault of the WhiteHorse Entities, on the one hand, and the Sales Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the WhiteHorse Entities or by the Sales Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The WhiteHorse Entities and the Sales Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Sales Agent shall not be required to contribute any amount in excess of the underwriting commissions received by the Sales Agent in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Sales Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Sales Agent’s directors, officers, Affiliates and selling agents shall have the same rights to contribution as the Sales Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, WhiteHorse Advisers or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, as the case may be.

SECTION 8.      Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the WhiteHorse Entities submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Sales Agent, its directors or officers, or its Affiliates or selling agents, any person controlling the Sales Agent, its officers or directors or any person controlling the Company or any person controlling WhiteHorse Advisers or the Administrator and (ii) delivery of and payment for the Securities.

SECTION 9.      Termination of Agreement.

(a)               Termination by the WhiteHorse Entities. The WhiteHorse Entities may terminate this Agreement, by notice to the Sales Agent, at any time.

(b)               Termination by the Sales Agent. The Sales Agent may terminate this Agreement, by notice to the WhiteHorse Entities, at any time (i) if there has been, in the judgment of the Sales Agent, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Agent, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)               Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 8, 13 and 14 shall survive such termination and remain in full force and effect.

SECTION 10.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Sales Agent shall be directed to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, attention: ECM General Counsel, with a copy (which shall not constitute notice) to William Tuttle, Proskauer Rose LLP, 1001 Pennsylvania Ave. NW, Suite 600 South, Washington, D.C. 20004; notices to the Company shall be directed to it at 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131, attention of Richard Siegel; and notices to WhiteHorse Advisers shall be directed to it at 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131, attention of Richard Siegel, with a copy (which shall not constitute notice) to Thomas Friedmann and Michael Darby, Dechert LLP, One International Place, 40th Floor, 100 Oliver Street, Boston, Massachusetts 02110; notices to the Administrator shall be directed to it at 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131, attention of Richard Siegel.

SECTION 11.  No Advisory or Fiduciary Relationship. Each of the WhiteHorse Entities acknowledges and agrees that (a) the sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the WhiteHorse Entities, on the one hand, and the Sales Agent, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Sales Agent is and has been acting solely as a principal and is not the agent or fiduciary of the WhiteHorse Entities, or their respective stockholders, creditors, employees or any other party, (c) the Sales Agent has not assumed or will assume an advisory or fiduciary responsibility in favor of the WhiteHorse Entities with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Sales Agent has advised or is currently advising the WhiteHorse Entities on other matters) and the Sales Agent has no obligation to the WhiteHorse Entities with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Sales Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the WhiteHorse Entities, and (e) the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the WhiteHorse Entities has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 12.  Parties. This Agreement shall inure to the benefit of and be binding upon the Sales Agent, each of the WhiteHorse Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent and the WhiteHorse Entities and their respective successors and the controlling persons and officers and directors and other persons referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agent and the WhiteHorse Entities and their respective successors, and said controlling persons and officers and directors and other persons referred to in Sections 6 and 7 and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Sales Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  Trial by Jury. Each of the WhiteHorse Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Sales Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 14.  GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 15.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.  Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 18.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19.  Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 20.  Recognition of the U.S. Special Resolution Regimes.(a)In the event that the Sale Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Sale Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that the Sales Agent is a Covered Entity and it or a BHC Act Affiliate of the Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the WhiteHorse Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Sales Agent and each of the WhiteHorse Entities in accordance with its terms.

Very truly yours,

WHITEHORSE FINANCE, INC.

By:	/s/ Joyson C. Thomas
	Name:	Joyson C. Thomas
	Title:	Chief Financial Officer

H.I.G. WHITEHORSE ADVISERS, LLC

By:	/s/ Stuart Aronson
	Name:	Stuart Aronson
	Title:	Chief Executive Officer

H.I.G. WHITEHORSE ADMINISTRATION, LLC

By:	/s/ Stuart Aronson
	Name:	Stuart Aronson
	Title:	Chief Executive Officer

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Larry Herman
	Name:	Larry Herman
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE A

AUTHORIZED REPRESENTATIVES

Stuart Aronson:	saronson@whitehorsecap.com

Joyson Thomas:	jthomas@higcapital.com

Richard Siegel:	rsiegel@higcapital.com

Marco Collazos:	mcollazos@higcapital.com

Jim Wolf:	jwolf@whitehorse.com

John Bolduc:	jbolduc@higcapital.com